Exhibit 23.2 Consent of Wolf & Company, P.C.

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of SI Financial Group, Inc. of our reports, dated March 9, 2012, relating to our audits of the consolidated financial statements and internal control over financial reporting of SI Financial Group, Inc. and subsidiaries which reports appear in the Annual Report on Form 10-K of SI Financial Group, Inc. for the year ended December 31, 2011.

Boston, Massachusetts

May 24, 2012